EMPLOYMENT AGREEMENT This Agreement made this 19th day of February, 2018. BETWEEN: POLARIS MATERIALS CORPORATION, a company incorporated under the laws of the Province of British Columbia and having a registered and records office at 2900 — 550 Burrard Street, Vancouver, British Columbia, V6C 0A3 (hereinafter called the "Corporation") OF THE FIRST PART AND: SCOTT WILLIAM DRYDEN, of 4720 Rutland Road, West Vancouver, British Columbia, V7W 1G7 (hereinafter called the "Employee") OF THE SECOND PART WHEREAS: A. The Board of Directors of the Corporation is of the opinion that the Employee has extensive background relevant to the industry in which the Corporation is engaged and has the skills and abilities to acquire an extensive background in and knowledge of the Corporation's business and become a valued senior executive of the Corporation; B. The Board of Directors recognizes that it is in the best interest of the Corporation and its shareholders to promote the Employee to the position of Regional Vice President and General Manager; C. The Corporation and the Employee further wish to provide for the compensation to be paid to the Employee and other matters respecting his employment by the Corporation; and D. The Corporation and the Employee in consideration of the mutual covenants contained herein agree as follows: 1. EMPLOYMENT, TERM, POSITIONS AND DUTIES 1.1 Employment The Corporation hereby employs the Employee and the Employee hereby accepts full-time employment upon the following terms and conditions. LEGAL*45321078.2

Page 2 of 10 1.2 Term The employment of the Employee by the Corporation commenced August 15, 2014. The employment of the Employee under this Agreement commences February 19, 2018 and shall continue indefinitely thereafter, unless terminated pursuant to Section 1.3 or Section 4 (“Term”). 1.3 Resignation The Employee may resign from the Corporation by providing three (3) months' notice to the Corporation. The Corporation may, in its sole discretion, waive or reduce such notice, in which case the Employee's resignation shall take effect and the Employee's employment shall terminate on a date to be determined by the Corporation and neither party shall have any rights or obligations pursuant to this Employment Agreement except those specifically set out in Section 5.6. Upon the Employee's resignation taking effect, the Employee will resign as an officer, director and employee of any of the Corporation's subsidiaries or affiliated companies. 1.4 Position The Employee shall serve as Regional Vice President and General Manager shall perform such duties and assume such responsibilities consonant with his position as an executive of the Corporation and further will perform such duties and responsibilities as the Senior Vice President and Chief Operating Officer of U.S. Concrete, Inc. may require and assign to him. The Employee shall report to the Senior Vice President and Chief Operating Officer of U.S. Concrete and shall serve as an officer and/or director of the Corporation and such relates and affiliated companies as are requested of him. 2. THE EMPLOYEE'S OBLIGATIONS 2.1 Full Time and Effort During the Term, the Employee shall devote his full time and effort and attention to the best interests of the business, operations and affairs of the Corporation, its parent, affiliates and associates. The Employee may become a director of other corporations with the prior written consent of the Senior Vice President and Chief Operating Officer of the Company. 2.2 Post-Termination Restrictions on Solicitation of Customers or Employees The Employee recognizes and understands that in performing the duties and responsibilities of his employment as provided in this Agreement, he will occupy a position of high fiduciary trust and confidence, pursuant to which he will develop and acquire wide experience and knowledge with respect to all aspects of the businesses carried on by the Corporation and its affiliates and the manner in which such businesses are conducted. It is the express intent and agreement of the Employee and of the Corporation that such knowledge and experience shall not be used in any manner which would be detrimental to the business interests of the Corporation and such affiliates whether during the currency of his employment by the Corporation or at any time following the termination of his employment with the Corporation. The Employee acknowledges that the Corporation has invested substantial time, effort and expense in compiling its confidential, proprietary and trade secret information and in assembling its present staff of personnel and obtaining customers. In order to protect the confidentiality of the Corporation's confidential, proprietary and trade secret information, during Employee's employment with the Corporation and for a one year period immediately following the termination of that employment with the Corporation. LEGAL*45321078.2

Page 3 of 10 The Employee agrees that all customers of the Corporation that the Employee services during the Employee's employment with the Corporation, and all prospective customers from whom the Employee has solicited business while in the employ of the Corporation, shall be solely the customers of the Corporation. The Employee agrees that he shall not, either directly or indirectly, solicit business, as to products or services competitive with those of the Corporation, from any of the Corporation's customers or prospective customers with whom the Employee had contact within two years prior to the Employee's termination. The Employee agrees that he will not directly or indirectly induce or solicit any of the Corporation's employees to leave their employment with the Corporation within two years prior to Employee's termination. 2.3 The parties recognize that a breach by the Employee of any of the covenants herein contained in Sections 2.2 and 2.6 would result in damages to the Corporation and that the Corporation could not be adequately compensated for such damages by monetary award. Accordingly, the Employee agrees that in the event of any such breach, in addition to all other remedies available to the Corporation at law or in equity, the Corporation shall be entitled as a matter of right to apply to a court of competent jurisdiction, in British Columbia, for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement. 2.4 The parties further agree that a breach by the Employee of any of the covenants contained in Sections 2.2 and 2.6 will be cause for termination of the Employee's employment and of the Corporation's obligations under this Agreement and will nullify and make void the obligation that the Corporation has to make the payments referred to in subsections 3.6 and 4.3(b), and the Corporation will have no obligation to provide the Employee with bonuses, severance pay or notice of termination or compensation in lieu of notice. Where such payments have already been made, the Employee agrees to reimburse the Corporation the amount paid. Where the Employee fails to reimburse the Corporation, the amount paid to the Employee shall be a debt due and owing from the Employee to the Corporation. 2.5 The parties agree that all restrictions in this Agreement are necessary and fundamental to the protection of the business of the Corporation and are reasonable and valid, and all defences to the strict enforcement thereof by the Corporation are hereby waived by the Employee. 2.6 Disclosure of Information The Employee further recognizes and understands that in the performance of his employment duties and responsibilities as provided in this Agreement, he will acquire knowledge of a wide variety of non-public information concerning the business of the Corporation and its affiliates and associates. The Employee therefore agrees that, except with the permission of the Corporation, he will not use such non-public information for any reason other than for the business of the Corporation or disclose such non-public information to any unauthorized person. 2.7 The Employee agrees that upon termination of the Employee's employment for any reason, the Employee will return to the Corporation all assets of the Corporation including any documents, recordings or other format upon which information of the Corporation is stored. LEGAL*45321078.2

Page 4 of 10 3. COMPENSATION 3.1 Base Salary Effective April 1, 2018, the Employee's annual base salary will be $285,000 per annum, which salary shall be reviewed annually by the Compensation Committee of the Board of U.S Concrete, Inc. (“Compensation Committee”) and adjusted accordingly each year, if warranted, as determined in the sole discretion of the Compensation Committee. The adjustments to the Employee's salary shall recognize the Employee's performance and contribution to the Corporation and the performance of the Corporation. The Employee's base salary shall be payable in substantially equal semi-monthly instalments in arrears, subject to such payroll withholding deductions as may be required by law. 3.2 Equity Incentives Subject to the approval of the Compensation Committee, the Employee shall be eligible to participate in U.S Concrete, Inc.’s equity incentive plans, as determined by the Compensation Committee, in accordance with the terms and conditions of the applicable plan. 3.3 Other Benefits The Employee shall be eligible to participate in all employee benefit plans and programs in effect for executive and key management employees of the Corporation to the extent of and in accordance with the rules and agreements governing such plans and programs so long as such plans and programs are in effect, which plans and programs may be amended, deleted or revised from time to time as the Corporation in its sole discretion determines. The Corporation shall provide the Employee with the use of one non-reserved office parking space or a financial contribution to travel expenses of equivalent value. 3.4 Expenses The Corporation shall reimburse the Employee for reasonable expenses incurred by him in the performance of his duties and responsibilities hereunder in accordance with company policy. 3.5 Vacation The Employee shall be entitled in each calendar year to paid vacation in accordance with the Corporation's executive vacation policy as it exists from time to time, commencing with a minimum entitlement of four (4) weeks paid vacation, to be taken at such time or times as the Employee may select and as the Corporation may reasonably approve having regard to the business, affairs and operations of the Corporation and its affiliates. If the Employee is employed for only a part of such year, such vacation entitlement shall be prorated as though it were accruing from day to day. 3.6 Bonuses Subject to the approval of the Compensation Committee, the Employee shall be eligible to participate in U.S. Concrete, Inc.’s annual bonus plan, subject to the terms and conditions of that plan. The target award for the Employee’s position is 35% of base salary. The bonus plan will be based on individual targets set by the Senior Vice President and Chief Operating Officer of U.S. Concrete, Inc. LEGAL*45321078.2

Page 5 of 10 4. TERMINATION 4.1 Notwithstanding anything in this Agreement to the contrary, the Corporation may terminate the employment of the Employee for just cause by giving written notice to the Employee of its intention to terminate this Agreement on the date specified in such notice. If the Employee's employment is terminated for just cause, the Employee shall not be entitled to any severance, notice of termination or compensation pursuant to the termination provisions of this Agreement. For the purposes of this agreement, the Corporation shall have "just cause" to terminate the Employee upon: (i) The Employee's indictment for any crime involving monies or other property or any felony, crime, or any offence of moral turpitude, or fraud, embezzlement, theft, dishonesty, wilful misconduct, or deliberate injury to the Corporation, its related companies or its subsidiaries in the performance of his duties hereunder; (ii) The Employee's intentional or grossly negligent refusal or failure to perform his duties or carry out directions of Senior Vice President and Chief Operating Officer U.S. Concrete, Inc. which is not cured within ten (10) days of notice of such refusal or failure to perform his duties; (iii) The Employee's material breach of any material provision of this Agreement which breach is not cured within ten (10) days of notice of such breach; or (iv) Any misappropriation by the Employee of funds or property of the Corporation, its related companies or its subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, the Employee shall not have the right to cure any event constituting "just cause" hereunder if the Employee previously exercised any of the cure rights granted hereunder at any time during the twelve (12) month period immediately preceding the event constituting "just cause". Any termination for "just cause" will not be in limitation of any other right or remedy the Corporation may have under this Agreement. 4.2 (a) If the Employee is permanently disabled, the Corporation may replace the Employee either on a temporary or permanent basis without terminating the employment of the Employee. During the Employee's absence due to disability, the Employee will be entitled to such insurance and other benefits as may be provided for pursuant to the rules and agreements governing the plans providing for insurance and benefit coverage, but will not receive salary in addition to wage loss replacement insurance benefits. (b) For the purposes of this Article, "permanent disability" means any physical or mental incapacity, disease or affliction, as determined by a legally qualified medical practitioner selected by the Corporation and acceptable to the Employee, acting reasonably, which prevents the Employee to a substantial degree from performing his obligations as an employee of the Corporation. (c) If the Employee recovers from permanent disability, the Corporation may offer to the Employee the position that the Employee formerly occupied prior to the Employee's permanent disability or such other comparable position that the Corporation in its sole discretion determines. If no other position is offered by the Corporation to the Employee, the Employee shall be entitled to such compensation as is set out in Section 4.3(b). LEGAL*45321078.2

Page 6 of 10 4.3 (a) The Corporation may terminate the employment of the Employee for reasons other than just cause by giving written notice to the Employee of the intention to terminate his employment on the date specified in such notice. (b) The Corporation has the discretion to terminate the employment relationship at any time. If the Employee's employment is terminated without just cause, the Corporation will pay to the Employee a sum equal to 52 weeks of the Employee's then current base annual salary, plus an amount equal to the cost of the Employee's benefits and a pro rata bonus, but excluding incentive stock options, for a period of 52 weeks. 4.4 (a) The Corporation wishes to assure fair treatment of senior executives of the Corporation in the event of a Change in Control of the Corporation, and accordingly the Corporation and the Employee agree that the Employee's entitlement to severance pay will be an amount equal to 78 weeks of base salary plus the cost of 52 weeks' benefits other than bonus and incentive stock options if the Employee's employment is terminated by the Corporation or any successor corporation or person within six (6) months of a change of control, or an amount equal to 78 weeks of base salary plus the cost of 52 weeks' benefits other than bonus and incentive stock options if the Employee resigns within six (6) months of a change of control; or an amount equal to 52 weeks of base salary plus the cost of 52 weeks' benefits other than bonus and incentive stock options if the Employee's employment is terminated by the Corporation or any successor corporation or person between six (6) and twelve (12) months following a change of control, or an amount equal to 52 weeks of base salary plus the cost of 52 weeks' benefits other than bonus and incentive stock options if the Employee resigns between six (6) and twelve (12) months of a change of control. (b) "Change of Control" means the occurrence of any of the following events: (i) if any individual, partnership, company, corporation, society, or other legal entity (a "Person"), alone or together with any other Persons with whom it is acting jointly or in concert, becomes the beneficial owner of, or acquires the power to exercise control or direction over, directly or indirectly, such securities (or securities convertible into, or exchangeable for, securities) entitled to fifty percent (50%) or more of the votes exercisable by holders of the then-outstanding securities generally entitled to vote for the election of directors ("Voting Stock") of the Corporation or if any Persons that previously were not acting jointly or in concert commence acting jointly or in concert and together beneficially own, or have the power to exercise control or direction over, securities entitled to more than fifty percent (50%) of the votes, exercisable by Holders of Voting Stock of the Corporation, and such Persons did not at the date hereof own or otherwise exercise control over fifty percent (50%) or more of the votes exercisable by holders of voting stock, nor have rights of conversion which, if exercised, would permit such Persons to own or control such a percentage of votes; (ii) the Corporation is merged, amalgamated or consolidated into or with another Person and, as a result of such business combination, securities entitled to more than fifty percent (50%) of the votes, exercisable by holders of the Voting Stock of the Corporation or of such Person into which the Voting Stock of the Corporation is converted in or immediately after such transaction are held by a Person alone or together with any other persons with whom it is acting jointly or in concert and such Person, together with those with whom it is acting jointly or in concert, held securities representing less than fifty percent (50%) of the votes LEGAL*45321078.2

Page 7 of 10 exercisable by the holders of the Voting Stock of the Corporation immediately prior to such transaction; (iii) the capital of the Corporation is reorganized and, as a result of such reorganization, securities entitled to more than fifty percent (50%) of the votes exercisable by the holders of the Voting Stock of the Corporation upon or immediately after such reorganization are held by a Person alone or together with any other Persons with whom it is acting jointly or in concert and such Person, together with those with whom it is acting jointly or in concert, held securities representing less than fifty percent (50%) of the votes exercisable by the holders of the Voting Stock of the Corporation immediately prior to such reorganization; (iv) the Corporation sells or otherwise transfers all or substantially all of its assets to another Person and immediately following such sale or transfer securities entitled to more than fifty percent (50%) of the votes exercisable by the holders of the Voting Stock of the acquiring Person are held by a Person that alone or together with any other Person or Persons with whom it is acting jointly or in concert, and such person, together with those with whom it is acting jointly or in concert, held securities representing less than fifty percent (50%) of the votes exercisable by holders of the Voting Stock of the Corporation immediately prior to such transaction; or (v) during any period of two consecutive years, individuals ("Incumbent Directors") who at the beginning of any such period constitute the directors of the Corporation cease for any reason to constitute at least a majority thereof. For purposes of this clause (v): (A) each director who, during any such period, is elected or appointed as a director of the Corporation with the approval of at least a majority of the Incumbent Directors will be deemed to be an Incumbent Director; (B) an "Incumbent Director" does not include a director, elected or appointed pursuant to an agreement (in respect of such election or appointment) with another Person that deals with the Corporation at arm's length, or as part of or related to an amalgamation, a merger or a consolidation of the Corporation into or with another person, a reorganization of the capital of the Corporation or the acquisition of the Corporation as a result of which securities entitled to less than fifty (50%) percent of the votes exercisable by holders of the then-outstanding securities entitled to Voting Stock of the Corporation or such Person into which the Voting Stock of the Corporation is converted on or immediately after such transaction are held in the aggregate by Persons who were holders of Voting Stock of the Corporation immediately prior to such transaction; and (C) references to the Corporation shall include successors to the Corporation as a result of any amalgamation, merger, consolidation or reorganization of the Corporation into or with another body corporate or other legal Person. LEGAL*45321078.2

Page 8 of 10 5. MISCELLANEOUS 5.1 Binding Agreement This Agreement shall be binding on the parties hereto and their respective successors in interest but, subject as hereinafter provided, shall not be assignable by either such party except the Corporation shall be entitled to assign this Agreement to any continuing or successor corporation resulting from any amalgamation, consolidation, merger or arrangement with one or more affiliates of the Corporation. This Agreement and all rights of the Employee hereunder shall endure to the benefit of and be enforceable by the Employee's heirs, executors, administrators or other legal personal representatives. 5.2 Notices Any notice or other communication required or permitted to be given or made hereunder shall be in writing and shall be well and sufficiently given or made if: (a) enclosed in a sealed envelope and delivered in person to the party hereto to whom it is addressed at the relevant address set forth below; or (b) sent by electronic communication; if to the Corporation addressed to it at: c/o U.S. Concrete, Inc. 331 N. Main Street Euless, TX 76039 Attention: Ronnie Pruitt, Senior Vice President and COO and if to the Employee, addressed to him at: 4720 Rutland Road West Vancouver, BC V7W 1G7 and thereafter at such residence in British Columbia as notified to the Company Any notice or other communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery, if delivered, and on the day of sending, if sent by electronic communication (provided such delivery or sending is during normal business hours on a business day and, if not, then on the first business day thereafter). Either party hereto may change his or its address for notice by notice to the other party hereto given in the manner aforesaid. 5.3 Modification and Waiver No provision of this Agreement may be modified or amended unless such modification or amendment is authorized by the Board and is agreed to in writing, signed by the Employee and the Corporation. No waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or any prior or subsequent time. This Employment Agreement replaces any prior Employment Agreements and no agreement or representations, oral or otherwise, express or implied, with respect to the employment of the Employee by the Corporation have been made by either party which are not set forth expressly in this Agreement. LEGAL*45321078.2

Page 9 of 10 5.4 Mitigation The Employee shall not be required to mitigate any damages he may suffer by reason of the termination of his employment hereunder by the Corporation pursuant to Section 4.3 hereof nor shall any rights or benefits required to be provided to the Employee hereunder be terminated or reduced as a result of his employment by another employer, except to the extent specifically provided for in this Agreement. 5.5 Acknowledgement The Employee acknowledges and agrees that the payment contemplated in Section 4.3 hereof include his entitlement, if any, to payment in lieu of notice, severance pay or damages under applicable employment standards legislation, common law or any other entitlement at law arising out of the termination of his employment. 5.6 Survival of Obligations The obligations of the parties hereunto pursuant to Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 3.4, 4.2, 4.3, 4.4, and 5.1 to 5.13 of this Agreement shall survive the termination of the Employee's employment hereunder. 5.7 Entire Agreement This Agreement contains all the terms and conditions agreed upon by the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect thereto, including the Employee’s prior employment agreement made July 11th, 2014 and amended by letter dated July 17th, 2015.. 5.8 Law Governing This Agreement shall be subject to and governed by the laws of the Province of British Columbia. 5.9 Mediation and Arbitration The parties agree to attempt to resolve all disputes arising out of or in connection with this Agreement, including its existence and validity or its breach or termination by either party, by structured negotiation with the assistance of a mediator agreed to by the parties or failing agreement, appointed by the British Columbia International Commercial Arbitration Centre under its commercial mediation rules. If the dispute cannot be settled within a period of thirty (30) days after the mediator has been appointed, or such longer period agreed to by the parties, the dispute shall be referred to and finally resolved by arbitration in Vancouver, British Columbia pursuant to the terms of the British Columbia Commercial Arbitration Act. The arbitral tribunal shall be comprised of a single arbitrator agreed upon by the parties. If the parties are unable to agree to the appointment of an arbitrator within fifteen (15) days of delivery of a request for arbitration by either party to the other, a request for appointment of the arbitrator may be made to the Executive Director of the British Columbia International Commercial Arbitration Centre. If for any reason the Executive Director is unable to make the appointment requested, a request shall be made for appointment of the arbitrator to the Supreme Court of British Columbia. LEGAL*45321078.2

Page 10 of 10 Each party shall bear its own costs of legal representation and assistance. All other costs, including the fees and expenses of the mediator, the arbitrator and administrative fees and charges, shall be shared equally by the parties. 5.10 Time of Essence Time shall be of the essence of this Agreement. 5.11 Invalidity The invalidity, illegality or unenforceability of any provision hereof shall not in any way affect or impair the validity, legality or enforceability of the remaining provisions hereof. 5.12 Currency All dollar amounts referred to herein are Canadian dollars. 5.13 Headings The headings contained herein are for reference purposes only and shall not in any way affect the construction or interpretation of this Agreement. IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above. POLARIS MATERIALS CORPORATION Per: : Ronnie Pruitt Director WITNESS: Name: SCOTT WILLIAM DRYDEN LEGAL*45321078.2